Citizens Financial Group, Inc. Reports Second Quarter 2025 Net Income of
$436 million and EPS of $0.92
Sequential NII Growth of 3%, Fee Growth of 10%, Positive Operating Leverage of ~5%

	Key Financial Data	2Q25	1Q25	2Q24	Second Quarter 2025 Highlights

Income Statement	($s in millions)
■EPS of $0.92, up $0.15 QoQ
–Strong revenue performance, disciplined expense management
–Continued strong Private Bank progress, contributing $0.06 to EPS, up $0.02 QoQ
■PPNR of $718 million, up 16% QoQ
–NII up 3.3%, reflects NIM up 5 bps to 2.95%, and interest-earning assets up 1%
–Strong fee performance led by Card, Wealth and Mortgage; Capital Markets saw a modest increase driven by equity underwriting and loan syndications, partly offset by delayed M&A closings
–Expenses broadly flat; positive operating leverage of ~5%; efficiency ratio improved to 64.8%
■Loans up 1% QoQ on a spot basis with growth across the Private Bank, Commercial and Consumer
■Net charge-offs of 48 bps, down slightly QoQ with favorable trends in NPAs, down 4%
■Strong ACL coverage of 1.59%, broadly stable QoQ; reflects improving loan mix
■Average deposits up 1% QoQ with growth in lower-cost categories, partially offset by a reduction in higher-cost Treasury brokered deposits
■Strong liquidity profile; spot LDR of 79.6%; pro forma LCR well exceeds Category I Bank requirement of 100%
■Strong CET1 ratio of 10.6%
■TBV/share of $35.23, up 4% QoQ

	Total revenue	$2,037	$1,935	$1,963
	Pre-provision profit	718	621	662
	Underlying pre-provision profit	718	621	694
	Provision for credit losses	164	153	182
	Net income	436	373	392
	Underlying net income	436	373	408

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$139.3	$137.6	$141.8
	Average loans and leases	138.8	139.7	143.1
	Period-end deposits	175.1	177.6	176.4
	Average deposits	174.1	172.7	173.7
	Period-end loan-to-deposit ratio	79.6%	77.5%	80.4%
	NCO ratio	0.48%	0.58%	0.52%

Financial Metrics	Diluted EPS	$0.92	$0.77	$0.78
	Underlying Diluted EPS	0.92	0.77	0.82
	ROTCE	11.0%	9.6%	10.6%
	Underlying ROTCE	11.0	9.6	11.1
	Net interest margin, FTE	2.95	2.90	2.87
	Efficiency ratio	64.8	67.9	66.3
	Underlying efficiency ratio	64.8	67.9	64.6
	CET1	10.6%	10.6%	10.7%
	TBV/Share	$35.23	$33.97	$30.61

Notable Items		2Q25		1Q25		2Q24
	($s in millions except per share data)	Pre-tax $	EPS	Pre-tax $	EPS	Pre-tax $	EPS
	Integration-related	$—	$—	$—	$—	$(3)	$(0.01)
	TOP/FDIC-related/Other	—	—	—	—	(29)	(0.03)
	Total	$—	$—	$—	$—	$(32)	$(0.04)

*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.

Comments from Chairman and CEO Bruce Van Saun
“We are pleased to report strong results today that came in ahead of expectations, paced by strong NII and fee growth, disciplined expense management, and credit results that are trending favorably,” said Chairman and CEO Bruce Van Saun. “We saw some sizable M&A advisory fees push out to July, but offset that with strong performance across other fee categories. Our key strategic initiatives, paced by the Private Bank/Private Wealth build out, continue to make good progress, and we have commenced work on a broad ‘Reimagining the Bank’ initiative that will become a multi-year TOP program and drive meaningful benefits from using new technologies to serve customers in new ways and run the bank better. We are well-positioned to have a strong second half of the year and to sustain that momentum into the medium-term.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on August 14, 2025 to shareholders of record at the close of business on July 31, 2025.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				2Q25 change from
($s in millions, except per share data)	2Q25	1Q25	2Q24	1Q25			2Q24
Earnings				$/bps/%		%	$/bps/%		%
Net interest income	$1,437	$1,391	$1,410	$46		3%	$27		2%
Noninterest income	600	544	553	56		10	47		8
Total revenue	2,037	1,935	1,963	102		5	74		4
Noninterest expense	1,319	1,314	1,301	5		—	18		1
Pre-provision profit	718	621	662	97		16	56		8
Provision for credit losses	164	153	182	11		7	(18)		(10)
Net income	436	373	392	63		17	44		11
Preferred dividends	34	33	35	1		3	(1)		(3)
Net income available to common stockholders	$402	$340	$357	$62		18%	$45		13%
After-tax notable Items	—	—	16	—		—	(16)		(100)
Underlying net income	$436	$373	$408	$63		17%	$28		7%
Underlying net income available to common stockholders	402	340	373	62		18	29		8
Average common shares outstanding
Basic (in millions)	433.6	438.3	454.1	(4.7)		(1)	(20.5)		(5)
Diluted (in millions)	436.5	442.2	456.6	(5.7)		(1)	(20.0)		(4)
Diluted earnings per share	$0.92	$0.77	$0.78	$0.15		19%	$0.14		18%
Underlying diluted earnings per share	0.92	0.77	0.82	0.15		19	0.10		12
Performance metrics
Net interest margin	2.94%	2.89%	2.86%	5	bps		8	bps
Net interest margin, FTE	2.95	2.90	2.87	5			8
Effective income tax rate	21.4	20.3	18.5	111			288
Efficiency ratio	64.8	67.9	66.3	(315)			(151)
Underlying efficiency ratio	64.8	67.9	64.6	(315)			17
Return on average tangible common equity	11.0	9.6	10.6	141			44
Underlying return on average tangible common equity	11.0	9.6	11.1	141			(4)
Return on average total tangible assets	0.83	0.73	0.75	10			8
Underlying return on average total tangible assets	0.83%	0.73%	0.78%	10	bps		5	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.6%	10.6%	10.7%
Total capital ratio	13.8	13.9	14.0
Tier 1 leverage ratio	9.4	9.4	9.4
Tangible common equity ratio	7.2	7.0	6.5
Allowance for credit losses to loans and leases	1.59%	1.61%	1.63%	(2)	bps		(4)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.09%	1.15%	1.08%	(6)	bps		1	bp
Allowance for credit losses to nonaccrual loans and leases	145	140	151	5%			(6)%
Net charge-offs as a % of average loans and leases	0.48%	0.58%	0.52%	(10)	bps		(4)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				2Q25 change from
($s in millions, except per share data)	2Q25	1Q25	2Q24	1Q25			2Q24
				$/bps		%	$/bps		%
Net interest income	$1,437	$1,391	$1,410	$46		3%	$27		2%
Noninterest income	600	544	549	56		10	51		9
Total revenue	$2,037	$1,935	$1,959	$102		5%	$78		4%
Noninterest expense	1,319	1,314	1,265	5		—	54		4
Provision for credit losses	164	153	182	11		7	(18)		(10)
Net income available to common stockholders	$402	$340	$373	$62		18%	$29		8%
Performance metrics
EPS	$0.92	$0.77	$0.82	$0.15		19%	$0.10		12%
Efficiency ratio	64.8%	67.9%	64.6%	(315)	bps		17	bps
Return on average tangible common equity	11.0%	9.6%	11.1%	141	bps		(4)	bps

Consolidated balance sheet summary(1):

				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25			2Q24
				$/bps		%	$/bps		%
Total assets	$218,310	$220,148	$219,938	$(1,838)		(1)%	$(1,628)		(1)%
Total loans and leases	139,304	137,635	141,842	1,669		1	(2,538)		(2)
Total loans held for sale	2,093	2,820	683	(727)		(26)	1,410		206
Deposits	175,086	177,576	176,352	(2,490)		(1)	(1,266)		(1)
Stockholders' equity	25,234	24,866	23,869	368		1	1,365		6
Stockholders' common equity	23,121	22,753	21,757	368		2	1,364		6
Tangible common equity	$15,246	$14,867	$13,866	$379		3%	$1,380		10%
Loan-to-deposit ratio (period-end)(2)	79.6%	77.5%	80.4%	205	bps		(87)	bps
Loan-to-deposit ratio (average)(2)	79.7%	80.9%	82.4%	(117)	bps		(266)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
There are no notable items in second quarter 2025 or first quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Second quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and a notable item for an industry-wide FDIC special assessment. These notable items were excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	2Q25		1Q25		2Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$—	$—	$—	$—	$(3)	$(2)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	—	—
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$—	$—	$—	$—	$(3)	$(2)

EPS Impact - Noninterest expense		$—		$—		$(0.01)

Total Integration-related	$—	$—	$—	$—	$(3)	$(2)

EPS Impact - Total Integration-related		$—		$—		$(0.01)

Other notable items - TOP & Other	2Q25		1Q25		2Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$7

Noninterest income	—	—	—	—	4	3

Salaries & benefits	—	—	—	—	(5)	(4)
Equipment and software	—	—	—	—	(4)	(3)
Outside services	—	—	—	—	(10)	(7)
Occupancy	—	—	—	—	(6)	(4)
FDIC special assessment(1)	—	—	—	—	(5)	(4)
Other expense	—	—	—	—	(3)	(2)
Noninterest expense	$—	$—	$—	$—	$(33)	$(24)

Total Other Notable Items	$—	$—	$—	$—	$(29)	$(14)

EPS Impact - Other Notable Items		$—		$—		$(0.03)

Total Notable Items	$—	$—	$—	$—	$(32)	$(16)

Total EPS Impact		$—		$—		$(0.04)
(1) The FDIC special assessment earnings per share impact is $(0.01) second quarter 2024.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25			2Q24
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,887	$1,845	$2,028	$42		2%	$(141)		(7)%
Investment securities	428	418	417	10		2	11		3
Interest-bearing deposits in banks	92	89	130	3		3	(38)		(29)
Total interest income	$2,407	$2,352	$2,575	$55		2%	$(168)		(7)%
Interest expense:
Deposits	$802	$795	$965	$7		1%	$(163)		(17)%
Short-term borrowed funds	9	8	4	1		13	5		125
Long-term borrowed funds	159	158	196	1		1	(37)		(19)
Total interest expense	$970	$961	$1,165	$9		1%	$(195)		(17)%
Net interest income	$1,437	$1,391	$1,410	$46		3%	$27		2%

Net interest margin, FTE	2.95%	2.90%	2.87%	5	bps		8	bps

Second quarter 2025	vs.	first quarter 2025
Net interest income of $1.4 billion increased 3.3%, reflecting a higher net interest margin, as well as a 1% increase in average interest-earning assets.
•Net interest margin of 2.95% increased 5 basis points, given the time-based benefits of Non-Core runoff and lower terminated swap impact, lower deposit costs and favorable fixed-rate asset repricing.
•Interest-bearing deposit costs decreased 2 basis points; total deposit costs decreased 2 basis points, and total cost of funds decreased 2 basis points to 2.07%.

Second quarter 2025	vs.	second quarter 2024
Net interest income of $1.4 billion increased 2%, primarily reflecting a higher net interest margin, partially offset by a 1% decline in average interest-earning assets.
•Net interest margin of 2.95% increased 8 basis points, as the benefit of lower funding costs, Non-Core runoff and fixed-rate asset repricing were partially offset by the impact of variable-rate asset repricing, net of swaps.

Citizens Financial Group, Inc.

Noninterest Income				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
				$	%	$	%
Service charges and fees	$111	$109	$106	$2	2%	$5	5%
Capital markets fees	105	100	134	5	5	(29)	(22)
Card fees	90	83	92	7	8	(2)	(2)
Wealth fees	88	81	75	7	9	13	17
Mortgage banking fees	73	59	54	14	24	19	35
Foreign exchange and derivative products	41	39	39	2	5	2	5
Letter of credit and loan fees	45	44	43	1	2	2	5
Securities gains, net	5	7	—	(2)	(29)	5	100
Other income(1)	42	22	10	20	91	32	NM
Noninterest income	$600	$544	$553	$56	10%	$47	8%
Underlying, as applicable
Card fees	$90	$83	$88	$7	8	$2	2
Underlying noninterest income	$600	$544	$549	$56	10%	$51	9%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Second quarter 2025	vs.	first quarter 2025
Noninterest income of $600 million increased $56 million, or 10%.
•Capital markets fees increased $5 million, primarily reflecting higher equity underwriting and loan syndication fees. M&A fees were down slightly as several significant deals pushed into July given market uncertainty in the quarter.
•Card fees increased $7 million, reflecting seasonally higher purchase volumes.
•Wealth fees increased $7 million, given higher transactional revenue and an increase in advisory fees, primarily driven by net inflows.
•Mortgage banking fees increased $14 million, reflecting higher MSR valuation, net of hedge impact, as well as higher production fees.
•Foreign exchange and derivative products revenue increased $2 million, reflecting increased client hedging activity tied to heightened FX volatility, partially offset by lower commodities hedging.
•Other income increased $20 million, reflecting the benefit of various modest revenue items.

Second quarter 2025	vs.	second quarter 2024
Underlying noninterest income of $600 million increased $51 million, or 9%.
•Service charges and fees increased $5 million, primarily driven by higher overdraft and cash management fees.
•Capital markets fees decreased $29 million, reflecting lower M&A and bond underwriting fees, partially offset by higher equity underwriting fees.
•Wealth fees increased $13 million, reflecting growth in AUM, primarily from the Private Bank.
•Mortgage banking fees increased $19 million, primarily driven by higher MSR valuation, net of hedging.
•Foreign exchange and derivative products revenue increased $2 million, given increased client activity in foreign exchange hedging.

Citizens Financial Group, Inc.

Noninterest Expense				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
				$	%	$	%
Salaries and employee benefits	$681	$696	$645	$(15)	(2)%	$36	6%
Equipment and software	193	194	190	(1)	(1)	3	2
Outside services	169	155	165	14	9	4	2
Occupancy	108	112	113	(4)	(4)	(5)	(4)
Other operating expense	168	157	188	11	7	(20)	(11)
Noninterest expense	$1,319	$1,314	$1,301	$5	—%	$18	1%
Notable items	$—	$—	$36	$—	—%	$(36)	(100)%

Underlying, as applicable
Salaries and employee benefits	$681	$696	$637	$(15)	(2)%	$44	7%
Equipment and software	193	194	186	(1)	(1)	7	4
Outside services	169	155	155	14	9	14	9
Occupancy	108	112	107	(4)	(4)	1	1
Other operating expense	168	157	180	11	7	(12)	(7)
Underlying noninterest expense	$1,319	$1,314	$1,265	$5	—%	$54	4%

Second quarter 2025	vs.	first quarter 2025
Noninterest expense of $1.3 billion increased 0.4%.
•Salaries and employee benefits decreased $15 million, reflecting lower payroll taxes and compensation-related costs given seasonality.
•Outside services increased $14 million, primarily driven by higher technology and vendor-related costs.
•Occupancy decreased $4 million, driven by lower branch maintenance and utilities given first-quarter seasonality.
•Other operating expense increased $11 million, primarily reflecting higher seasonal marketing-related and travel costs.
The effective tax rate was 21.4% in second quarter 2025, compared with 20.3% in first quarter 2025, primarily reflecting lower benefit from tax-advantaged investments given higher income.

Second quarter 2025	vs.	second quarter 2024
Underlying noninterest expense of $1.3 billion increased 4%.
•Salaries and employee benefits increased $44 million, reflecting hiring related to the Private Bank and Private Wealth build out, as well as a broader increase in salaries and benefits.
•Equipment and software increased $7 million, given technology investments.
•Outside services increased $14 million, largely driven by investments across the enterprise.
•Other operating expense decreased $12 million, reflecting lower fraud losses, FDIC insurance expense and marketing-related costs.
The effective tax rate was 21.4% in second quarter 2025 compared with 20.3% on an Underlying basis in second quarter 2024, primarily reflecting less benefit from tax-advantaged investments given higher income and higher state taxes.

Citizens Financial Group, Inc.

Interest-earning assets				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
Period-end interest-earning assets				$	%	$	%
Investments	$43,899	$43,544	$41,677	$355	1%	$2,222	5%
Interest-bearing deposits in banks	8,121	11,144	11,139	(3,023)	(27)	(3,018)	(27)
Commercial loans and leases	71,642	70,508	71,934	1,134	2	(292)	—
Retail loans	67,662	67,127	69,908	535	1	(2,246)	(3)
Total loans and leases	139,304	137,635	141,842	1,669	1	(2,538)	(2)
Loans held for sale	2,093	2,820	683	(727)	(26)	1,410	206
Total loans and leases and loans held for sale	141,397	140,455	142,525	942	1	(1,128)	(1)
Total period-end interest-earning assets	$193,417	$195,143	$195,341	$(1,726)	(1)%	$(1,924)	(1)%
Average interest-earning assets(1)
Investments	$46,538	$46,069	$44,692	$469	1%	$1,846	4%
Interest-bearing deposits in banks	8,217	8,092	9,650	125	2	(1,433)	(15)
Commercial loans and leases	71,423	70,612	72,955	811	1	(1,532)	(2)
Retail loans	67,386	69,098	70,112	(1,712)	(2)	(2,726)	(4)
Total loans and leases	138,809	139,710	143,067	(901)	(1)	(4,258)	(3)
Loans held for sale	2,754	1,187	1,056	1,567	132	1,698	161
Total loans and leases and loans held for sale	141,563	140,897	144,123	666	—	(2,560)	(2)
Total average interest-earning assets	$196,318	$195,058	$198,465	$1,260	1%	$(2,147)	(1)%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Second quarter 2025	vs.	first quarter 2025
Period-end interest-earning assets of $193.4 billion decreased 1%, reflecting a $3.0 billion decrease in cash held in interest-bearing deposits and $355 million increase in investments in securities. Total loans and leases increased $1.7 billion, as growth in the Private Bank, higher line utilization and net new business in Commercial, and growth in mortgage and home equity in Consumer, were partially offset by the runoff of Non-Core loans and commercial real estate paydowns.
Average interest-earning assets of $196.3 billion increased $1.3 billion, reflecting a $469 million increase in investments and $125 million increase in cash held in interest-bearing deposits. Average total loans and leases decreased $901 million, reflecting the reclassification of ~$1.9 billion of Non-Core education loans (“Non-Core transaction”) to loans held for sale near the end of the first quarter. Excluding this transaction, there was growth in the Private Bank and Commercial, as well as in mortgage and home equity, partially offset by continued run-off of Non-Core loans and commercial real estate paydowns.
The average effective duration of the securities portfolio was 3.7 years, compared with 3.6 years at March 31, 2025 and 3.7 years at June 30, 2024.

Second quarter 2025	vs.	second quarter 2024
Period-end interest-earning assets of $193.4 billion decreased 1%, reflecting a $3.0 billion decrease in investments in cash held in interest-bearing deposits and a $1.1 billion decrease in total loans and leases and loans held for sale, partially offset by a $2.2 billion increase in investments in securities. The decrease in loans and leases is driven by a $2.2 billion decrease in retail reflecting continued Non-Core portfolio runoff and the Non-Core transaction, partially offset by growth in home equity and mortgage, including in the Private Bank. Results also include a decrease in Commercial loans of $292 million reflecting paydowns in commercial real estate and C&I balance sheet optimization actions, partially offset by higher line utilization.
Average interest-earning assets of $196.3 billion decreased $2.1 billion, or 1%, reflecting a $2.6 billion decrease in total loans and leases and loans held for sale and a $1.4 billion decrease in cash held in interest-bearing deposits, partially offset by a $1.8 billion increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
Period-end deposits				$	%	$	%
Non-interest bearing demand	$38,001	$37,556	$36,927	$445	1%	$1,074	3%
Checking with interest	34,918	34,456	34,421	462	1	497	1
Savings	25,400	25,765	27,240	(365)	(1)	(1,840)	(7)
Money market	55,638	55,996	52,599	(358)	(1)	3,039	6
Time	21,129	23,803	25,165	(2,674)	(11)	(4,036)	(16)
Total period-end deposits	$175,086	$177,576	$176,352	$(2,490)	(1)%	$(1,266)	(1)%
Average deposits
Non-interest bearing demand	$37,350	$36,543	$36,205	$807	2%	$1,145	3%
Checking with interest	33,847	32,693	33,659	1,154	4	188	1
Savings	25,536	25,760	27,560	(224)	(1)	(2,024)	(7)
Money market	54,716	54,432	51,570	284	1	3,146	6
Time	22,679	23,277	24,676	(598)	(3)	(1,997)	(8)
Total average deposits	$174,128	$172,705	$173,670	$1,423	1%	$458	—%

Second quarter 2025	vs.	first quarter 2025
Total period-end deposits of $175.1 billion are down 1%, largely reflecting a $2.7 billion decline in higher-cost Treasury brokered and retail time deposits, partially offset by growth in Commercial non-interest bearing demand and checking with interest.
Average deposits of $174.1 billion increased 1%, driven by growth in retail and Private bank lower-cost categories, partially offset by a reduction in higher-cost Treasury brokered and retail time deposits.

Second quarter 2025	vs.	second quarter 2024
Total period-end deposits of $175.1 billion decreased 1%, as growth in the Private Bank of $4.7 billion and an increase in Consumer deposits was more than offset by a reduction in higher-cost Treasury brokered deposits and slightly lower Commercial balances.
Average deposits of $174.1 billion were up slightly.

Citizens Financial Group, Inc.

Borrowed Funds				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$249	$47	$2	$202	NM	$247	NM
Long-term borrowed funds
FHLB advances	1,542	42	553	1,500	NM	989	179
Senior debt	6,821	7,568	6,512	(747)	(10)	309	5
Subordinated debt and other debt	1,752	1,772	1,827	(20)	(1)	(75)	(4)
Auto collateralized borrowings	2,411	2,885	4,190	(474)	(16)	(1,779)	(42)
Total borrowed funds	$12,775	$12,314	$13,084	$461	4%	$(309)	(2)%
Average borrowed funds
Short-term borrowed funds	$925	$675	$325	$250	37%	$600	185%
Long-term borrowed funds
FHLB advances	1,063	595	2,375	468	79%	(1,312)	(55)
Senior debt	7,042	7,133	6,684	(91)	(1)	358	5
Subordinated debt and other debt	1,759	1,809	1,826	(50)	(3)	(67)	(4)
Auto collateralized borrowings	2,635	3,120	4,207	(485)	(16)	(1,572)	(37)
Total average borrowed funds	$13,424	$13,332	$15,417	$92	1%	$(1,993)	(13)%

Second quarter 2025	vs.	first quarter 2025
Period-end borrowed funds increased $461 million, as a $1.5 billion increase in FHLB advances was largely offset by a decrease in senior debt of $747 million, reflecting a debt maturity and a decrease in collateralized borrowings on auto loans of $474 million given runoff of the associated portfolio.
Average borrowed funds increased $92 million, reflecting a $468 million increase in FHLB advances largely offset by a $485 million decrease in auto collateralized borrowings.

Second quarter 2025	vs.	second quarter 2024
Period-end borrowed funds decreased by $309 million, reflecting a decrease of $1.8 billion in auto collateralized borrowings, partially offset by an increase of $1.0 billion in FHLB advances and $309 million in senior debt given net issuances.
Average borrowed funds decreased by $2.0 billion, reflecting a $1.6 billion decrease in auto collateralized borrowings, given runoff of the associated portfolio, and a decrease of $1.3 billion in FHLB advances, partially offset by a $358 million increase in senior debt issuances.

Citizens Financial Group, Inc.

Capital				2Q25 change from
($s and shares in millions, except per share data)	2Q25	1Q25	2Q24	1Q25		2Q24
Period-end capital				$	%	$	%
Stockholders' equity	$25,234	$24,866	$23,869	$368	1%	$1,365	6%
Stockholders' common equity	23,121	22,753	21,757	368	2	1,364	6
Tangible common equity	15,246	14,867	13,866	379	3	1,380	10
Tangible book value per common share	$35.23	$33.97	$30.61	$1.26	4%	$4.62	15%
Common shares - at end of period	432.8	437.7	453.0	(4.9)	(1)	(20.2)	(4)
Common shares - average (diluted)	436.5	442.2	456.6	(5.7)	(1)%	(20.0)	(4)%
Common equity tier 1 capital ratio(1)	10.6%	10.6%	10.7%
Total capital ratio(1)	13.8	13.9	14.0
Tangible common equity ratio	7.2	7.0	6.5
Tier 1 leverage ratio(1)	9.4	9.4	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Second quarter 2025
•The CET1 capital ratio of 10.6% as of June 30, 2025 compares with 10.6% at March 31, 2025 and 10.7% at June 30, 2024.
•Total capital ratio of 13.8% compares with 13.9% at March 31, 2025 and 14.0% as of June 30, 2024.
•Tangible common equity ratio of 7.2% compares with 7.0% at March 31, 2025 and 6.5% as of June 30, 2024.
•Tangible book value per common share of $35.23 increased 4% compared with first quarter 2025, reflecting higher net income and AOCI impact from lower long-term rates.
•Paid $185 million in common dividends to shareholders during second quarter 2025. This compares with $186 million in common dividends during first quarter 2025 and $193 million during second quarter 2024.
•Repurchased $200 million of common shares during second quarter 2025, compared with $200 million in first quarter 2025 and $200 million in second quarter 2024.
•The Board of Directors increased the capacity of the Company’s common share repurchase program to $1.5 billion on June 12, 2025.

Citizens Financial Group, Inc.

Credit quality review				2Q25 change from
($s in millions)	2Q25	1Q25	2Q24	1Q25		2Q24
				$/bps/%	%	$/bps/%		%
Nonaccrual loans and leases(1)	$1,524	$1,582	$1,527	$(58)	(4)%	$(3)		—%
90+ days past due and accruing(2)	194	155	228	39	25	(34)		(15)
Net charge-offs	167	200	184	(33)	(17)	(17)		(9)
Provision for credit losses	164	153	182	11	7	(18)		(10)
Allowance for credit losses	$2,209	$2,212	$2,306	$(3)	—%	$(97)		(4)%
Nonaccrual loans and leases to loans and leases	1.09%	1.15%	1.08%	(6) bps		1	bps
Net charge-offs as a % of total loans and leases	0.48	0.58	0.52	(10)		(4)
Allowance for credit losses to loans and leases	1.59	1.61	1.63	(2)		(4)
Allowance for credit losses to nonaccrual loans and leases	145%	140%	151%	5%		(6)%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $128 million, $137 million, and $168 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2025, March 31, 2025, and June 30, 2024, respectively.

Second quarter 2025	vs.	first quarter 2025
•Nonaccrual loans of $1.5 billion decreased $58 million, or 4%, primarily driven by a decline in C&I, other retail and continued runoff of the Non-Core auto portfolio. The nonaccrual loans to total loans ratio of 1.09% decreased from 1.15% at March 31, 2025.
•Net charge-offs of $167 million, or 48 basis points of average loans and leases, compares with 58 basis points in the prior quarter which included a $25 million, or 7 basis point impact from the Non-Core transaction (an agreement entered into in the first quarter to sell ~$1.9 billion of Non-Core education loans). Excluding the impact of this transaction, net charge-offs for first quarter 2025 were 51 basis points. Commercial net charge-offs are up modestly, given an increase in C&I. Retail net charge-offs declined by $44 million compared with first quarter 2025 which included the recognition of a $25 million charge-off associated with the Non-Core transaction.
•The second quarter 2025 provision for credit losses of $164 million compares with $153 million for first quarter 2025. The ratio of allowance for credit losses to total loans of 1.59% was down slightly compared with 1.61% as of March 31, 2025. The decrease is primarily driven by improving loan mix, reflecting the Non-Core portfolio reduction, declining commercial real estate, and originations in retail real estate secured and commercial categories that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% compares with 140% as of March 31, 2025.

Second quarter 2025	vs.	second quarter 2024
•Nonaccrual loans were broadly stable across commercial and retail. The nonaccrual loans to total loans ratio of 1.09% compares with 1.08% at June 30, 2024.
•Net charge-offs of $167 million, or 48 basis points of average loans and leases compares with 52 basis points for second quarter 2024. This reflects a $4 million decrease in commercial, and a $13 million decrease in retail primarily driven by a reduction in education tied to the Non-Core transaction.
•Provision for credit losses of $164 million decreased compared with a $182 million provision in second quarter 2024 reflecting the runoff of the Non-Core portfolio and improving loan mix.
•Allowance for credit losses of $2.2 billion decreased $97 million compared with June 30, 2024 given the benefit of Non-Core runoff, the Non-Core transaction and other improvements in loan mix. Allowance for credit losses ratio of 1.59% as of June 30, 2025, compares with 1.63% as of June 30, 2024.
•The allowance for credit losses to nonaccrual loans and leases ratio of 145% compares with 151% as of June 30, 2024.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    10:00 am ET
Dial-in: (800) 369-1703, conference ID 3488708
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 17, 2025 through August 17, 2025. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $218.3 billion in assets as of June 30, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q25 Change
		2Q25	1Q25	2Q24	1Q25		2Q24
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$600	$544	$553	$56	10%	$47	8%
Less: Notable items		—	—	4	—	—	(4)	(100)
Noninterest income, Underlying (non-GAAP)		$600	$544	$549	$56	10%	$51	9%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,037	$1,935	$1,963	$102	5%	$74	4%
Less: Notable items		—	—	4	—	—	(4)	(100)
Total revenue, Underlying (non-GAAP)	B	$2,037	$1,935	$1,959	$102	5%	$78	4%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,319	$1,314	$1,301	$5	—%	$18	1%
Less: Notable items		—	—	36	—	—	(36)	(100)
Noninterest expense, Underlying (non-GAAP)	D	$1,319	$1,314	$1,265	$5	—%	$54	4%
Pre-provision profit:
Total revenue (GAAP)	A	$2,037	$1,935	$1,963	$102	5%	$74	4%
Less: Noninterest expense (GAAP)	C	1,319	1,314	1,301	5	—	18	1
Pre-provision profit (non-GAAP)		$718	$621	$662	$97	16%	$56	8%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,037	$1,935	$1,959	$102	5%	$78	4%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,319	1,314	1,265	5	—	54	4
Pre-provision profit, Underlying (non-GAAP)		$718	$621	$694	$97	16%	$24	3%
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$554	$468	$480	$86	18%	$74	15%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(32)	—	—	32	100
Income before income tax expense, Underlying (non-GAAP)	F	$554	$468	$512	$86	18%	$42	8%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$118	$95	$88	$23	24%	$30	34%
Less: Income tax expense (benefit) related to notable items		—	—	(16)	—	—	16	100
Income tax expense, Underlying (non-GAAP)	H	$118	$95	$104	$23	24%	$14	13%
Net income, Underlying:
Net income (GAAP)	I	$436	$373	$392	$63	17%	$44	11%
Add: Notable items, net of income tax benefit		—	—	16	—	—	(16)	(100)
Net income, Underlying (non-GAAP)	J	$436	$373	$408	$63	17%	$28	7%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$402	$340	$357	$62	18%	$45	13%
Add: Notable items, net of income tax benefit		—	—	16	—	—	(16)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	L	$402	$340	$373	$62	18%	$29	8%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q25 Change
		2Q25	1Q25	2Q24	1Q25			2Q24
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,037	$1,935	$1,963	$102		5.35%	$74		3.78%
Less: Noninterest expense (GAAP)	C	1,319	1,314	1,301	5		0.47	18		1.42
Operating leverage							4.88%			2.36%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,037	$1,935	$1,959	$102		5.35%	$78		4.02%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,319	1,314	1,265	5		0.47	54		4.29
Operating leverage, Underlying (non-GAAP)							4.88%			(0.27%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	64.76%	67.91%	66.27%	(315)	bps		(151)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	64.76	67.91	64.59	(315)	bps		17	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.37%	20.26%	18.49%	111	bps		288	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.37	20.26	20.33	111	bps		104	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$22,494	$22,188	$21,427	$306		1%	$1,067		5%
Return on average common equity	K/M	7.18%	6.21%	6.70%	97	bps		48	bps
Return on average common equity, Underlying (non-GAAP)	L/M	7.18	6.21	7.00	97	bps		18	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,494	$22,188	$21,427	$306		1%	$1,067		5%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—
Less: Average other intangibles (GAAP)		134	142	144	(8)		(6)	(10)		(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	432	—		—	6		1
Average tangible common equity (non-GAAP)	N	$14,611	$14,297	$13,527	$314		2%	$1,084		8%
Return on average tangible common equity (non-GAAP)	K/N	11.05%	9.64%	10.61%	141	bps		44	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	11.05	9.64	11.09	141	bps		(4)	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$217,661	$216,309	$219,222	$1,352		1%	($1,561)		(1%)
Return on average total assets	I/O	0.80%	0.70%	0.72%	10	bps		8	bps
Return on average total assets, Underlying (non-GAAP)	J/O	0.80	0.70	0.75	10	bps		5	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$217,661	$216,309	$219,222	$1,352		1%	($1,561)		(1%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—
Less: Average other intangibles (GAAP)		134	142	144	(8)		(6)	(10)		(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	432	—		—	6		1
Average tangible assets (non-GAAP)	P	$209,778	$208,418	$211,322	$1,360		1%	($1,544)		(1%)
Return on average total tangible assets (non-GAAP)	I/P	0.83%	0.73%	0.75%	10	bps		8	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.83	0.73	0.78	10	bps		5	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q25 Change
		2Q25	1Q25	2Q24	1Q25		2Q24
					$/bps	%	$/bps	%
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	Q	432,768,811	437,668,127	452,961,853	(4,899,316)	(1%)	(20,193,042)	(4%)
Common stockholders' equity (GAAP)	R	$23,121	$22,753	$21,757	$368	2	$1,364	6
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		128	137	139	(9)	(7)	(11)	(8)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2	—	5	1
Tangible common equity (non-GAAP)	S	$15,246	$14,867	$13,866	$379	3%	$1,380	10%
Book value per common share	R/Q	$53.43	$51.99	$48.03	$1.44	3%	$5.40	11%
Tangible book value per common share (non-GAAP)	S/Q	$35.23	$33.97	$30.61	$1.26	4%	$4.62	15%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	433,640,210	438,320,757	454,142,489	(4,680,547)	(1%)	(20,502,279)	(5%)
Average common shares outstanding - diluted (GAAP)	U	436,539,774	442,200,180	456,561,022	(5,660,406)	(1)	(20,021,248)	(4)
Net income per average common share - basic (GAAP)	K/T	$0.93	$0.78	$0.79	$0.15	19	$0.14	18
Net income per average common share - diluted (GAAP)	K/U	0.92	0.77	0.78	0.15	19	0.14	18
Net income per average common share - basic, Underlying (non-GAAP)	L/T	0.93	0.78	0.82	0.15	19	0.11	13
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	0.92	0.77	0.82	0.15	19	0.10	12
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	V	$218,310	$220,148	$219,938	(1,838)	(1)	($1,628)	(1%)
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		128	137	139	(9)	(7)	(11)	(8)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2	—	5	1
Tangible assets (non-GAAP)	W	$210,435	$212,262	$212,047	($1,827)	(1%)	($1,612)	(1%)
Common equity ratio (GAAP)	R/V	10.6%	10.3%	9.9%	25 bps		70 bps
Tangible common equity ratio (non-GAAP)	S/W	7.2	7.0	6.5	24 bps		70 bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q25 Change
		2Q25	1Q25	2Q24	1Q25			2Q24
					$/bps		%	$/bps		%
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	X	$5,770	$5,637	$5,674	$133		2%	$96		2%
Average interest-earning assets (GAAP)	Y	196,318	195,058	198,465	1,260		1	(2,147)		(1)
Net interest margin (GAAP)	X/Y	2.94%	2.89%	2.86%	5	bps		8	bps
Net interest income (GAAP)		$1,437	$1,391	$1,410	$46		3%	$27		2%
FTE adjustment		4	4	5	—		—	(1)		(20)
Net interest income on an FTE basis (non-GAAP)		1,441	1,395	1,415	46		3	26		2
Net interest income on an FTE basis (annualized) (non-GAAP)	Z	5,786	5,653	5,692	133		2	94		2
Net interest margin on an FTE basis (non-GAAP)	Z/Y	2.95%	2.90%	2.87%	5	bps		8	bps
Card fees, Underlying:
Card fees (GAAP)		$90	$83	$92	$7		8	($2)		(2%)
Less: Notable items		—	—	4	—		—	(4)		(100)
Card fees, Underlying (non-GAAP)		$90	$83	$88	$7		8	$2		2%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)		$681	$696	$645	($15)		(2%)	$36		6%
Less: Notable items		—	—	8	—		—	(8)		(100)
Salaries and employee benefits, Underlying (non-GAAP)		$681	$696	$637	($15)		(2%)	$44		7%
Equipment and software, Underlying:
Equipment and software (GAAP)		$193	$194	$190	($1)		(1%)	$3		2%
Less: Notable items		—	—	4	—		—	(4)		(100)
Equipment and software, Underlying (non-GAAP)		$193	$194	$186	($1)		(1%)	$7		4%
Outside services, Underlying:
Outside services (GAAP)		$169	$155	$165	$14		9%	$4		2%
Less: Notable items		—	—	10	—		—	(10)		(100)
Outside services, Underlying (non-GAAP)		$169	$155	$155	$14		9%	$14		9%
Occupancy, Underlying:
Occupancy (GAAP)		$108	$112	$113	($4)		(4%)	($5)		(4%)
Less: Notable items		—	—	6	—		—	(6)		(100)
Occupancy, Underlying (non-GAAP)		$108	$112	$107	($4)		(4%)	$1		1%
Other operating expense, Underlying:
Other operating expense (GAAP)		$168	$157	$188	$11		7%	($20)		(11%)
Less: Notable items		—	—	8	—		—	(8)		(100)
Other operating expense, Underlying (non-GAAP)		$168	$157	$180	$11		7%	($12)		(7%)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR